      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 2003
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           Q Comm International, Inc.
 ------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                  Utah                                   87-0674277
----------------------------------------             -------------------
(State of incorporation or organization)              (I.R.S. Employer
                                                    Identification No.)

    1145 South 1680 West, Orem, Utah                     84058-4930
 ---------------------------------------            --------------------
 (Address of principal executive office)                 (Zip Code)

If this form relates to the registration      If this form relates to the
of a class of securities pursuant to          registration of securities
Section 12 (b) of the Exchange Act and        pursuant to Section Exchange Act
is effective upon filing pursuant to          is effective pursuant to General
General Instruction A.(c), check the          Instruction A.(d), check the
following box. /_/                            following box. /_/

     Securities Act registration statement file number to which this form relates: 333-104232

     Securities to be registered pursuant to Section 12(b) of the Act:


                   Title of each class                                      Name of each exchange which
                   to be so registered                                    each class is to be registered
----------------------------------------------------------    --------------------------------------------------------
Units, each consisting of two shares of Common Stock and
            one Common Stock Purchase warrant
                                                                              American Stock Exchange
         Common Stock, par value $.001 per share                              American Stock Exchange
             Common Stock Purchase Warrants                                   American Stock Exchange
----------------------------------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:
                                      None


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Item 1. Description of Registrant's Securities to be Registered.

         The description of securities required by this Item is contained in the Registration Statement of the Registrant on Form SB-2, File No. 333-104232, as amended (the "Registration Statement"), filed with the Commission on April 1, 2003, and is incorporated herein by reference to such filing. See "Description of Securities."

Item 2. Exhibits

         The following exhibits required to be filed by this item are either filed herewith or, pursuant to Rule 12b-32 of the Act, incorporated herein by reference to the exhibits filed by the registrant with the Registration
Statement:


1. Specimen copy of the Common Stock Certificate (Exhibit 4.1 to the Registration Statement).

2. Specimen copy of the Unit Certificate (Exhibit 4.3 to the Registration Statement).

3.       Specimen copy of the Common Stock Purchase Warrant (Exhibit A to
         Exhibit 4.2 to the Registration Statement).

4.       Form of Warrant Agreement (Exhibit 4.2 to the Registration Statement).

5. Articles of Incorporation, as amended (Exhibit 3.1(i) and (ii) to the Registration Statement).

6        Amended and Restated Bylaws (Exhibit 3.2 to the Registration
         Statement).


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:    June 20, 2003

                                Q Comm International, Inc.


                                By: Michael K. Openshaw
                                    ---------------------------------------
                                    Michael K. Openshaw,
                                    Chief Financial Officer and Secretary


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                                  EXHIBIT INDEX

No.      Description
---      -----------
1. Specimen copy of the Common Stock Certificate (Exhibit 4.1 to the Registration Statement).

2. Specimen copy of the Unit Certificate (Exhibit 4.3 to the Registration Statement).

3.       Specimen copy of the Common Stock Purchase Warrant (Exhibit A to
         Exhibit 4.2 to the Registration Statement).

4.       Form of Warrant Agreement (Exhibit 4.2 to the Registration Statement).

5. Articles of Incorporation, as amended (Exhibit 3.1(i) and (ii) to the Registration Statement).

6        Amended and Restated Bylaws (Exhibit 3.2 to the Registration
         Statement).